UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): April 4, 2008

VERISIGN, INC.

(Exact name of registrant as specified in its charter)

Delaware

(State or Other Jurisdiction of

Incorporation)

000-23593	94-3221585
(Commission File Number)	(IRS Employer Identification No.)

487 East Middlefield Road, Mountain View, CA	94043
(Address of Principal Executive Offices)	(Zip Code)

(650) 961-7500

(Registrant’s Telephone Number, Including Area Code)

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02	Results of Operations and Financial Condition.

On April 7, 2008, VeriSign, Inc. (“VeriSign” or the “Company”) announced that it expects revenues for its first quarter will meet or exceed guidance provided on January 31, 2008. It also expects non-GAAP earnings per share will meet or exceed the Company’s internal plan. A copy of this press release is attached hereto as exhibit 99.1.

The information in item 2.02 of this Form 8-K and the Exhibit attached hereto shall not be deemed “filed” for purposes of Section 18 of the Securities Act of 1934, as amended (the “Exchange Act”), nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing.

Item 5.02.	Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) On April 4, 2008, the employment of Albert E. Clement, Chief Financial Officer of VeriSign ended.

(c) On April 4, 2008, the Company’s Board of Directors appointed Brian G. Robins as acting Chief Financial Officer of VeriSign. Mr. Robins, 38, has served as Senior Vice President, Finance, for the Company since August 2007 and as Vice President from January 2007 to August 2007. Prior to joining VeriSign in January 2007, Mr. Robins was employed by NeuStar, a provider of clearinghouse services for communication service providers and enterprises, in a number of capacities since 2001, including as Vice President of Finance and Treasurer. Mr. Robins holds a B.A degree in Finance from Lipscomb University and an M.B.A. from Vanderbilt University. The Compensation Committee will consider changes to Mr. Robins’s current compensation, if any, at a future date.

Item 9.01.	Financial Statements and Exhibits.

(d) Exhibits

Exhibit Number	Description

99.1	Press Release by VeriSign, Inc. dated April 7, 2008, announcing change to financial leadership team.

SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

VERISIGN, INC.

Date:	April 7, 2008	By:	/s/ Richard H. Goshorn
Richard H. Goshorn
Senior Vice President,
General Counsel and Secretary

Exhibit Index

Exhibit No.	Description

Exhibit 99.1	Press Release by VeriSign, Inc. dated April 7, 2008, announcing change to financial leadership team.

4